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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536,
333-62066, 333-73140) and Form S-3 (Nos. 333-57019 and 333-74122) of J. C.
Penney Company, Inc. of our reports dated February 21, 2002, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of January 26, 2002, and January 27, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows and the financial statement schedule for each of the years in the three-year period ended January 26, 2002, which reports are included or incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 26, 2002.


                                                        /S/ KPMG LLP



Dallas, Texas
April 25, 2002